ADVOKATFIRMAN VINGE KB
SMÅLANDSGATAN 20, BOX 1703
SE-111 87 STOCKHOLM, SWEDEN

TEL: +46 8 614 30 00
FAX: +46 8 614 31 90
www.vinge.se

AUTOLIV, INC.

and

AUTOLIV HOLDING AB

SHARE TRANSFER AGREEMENT

REGARDING AUTOLIV AB

Table of Contents

  Background
  Definitions
  Sale and Purchase
  Consideration
    4.1 The Consideration
    4.2 Payment of the Consideration
  Conditions Precedent
    5.1 Conditions Precedent to Buyer's Obligations
    5.2 Conditions Precedent to Seller's Obligations
    5.3 Non-fulfilment
  Closing
  Costs
  Entire Agreement
  Amendments and Waivers
  Notices
  Assignments
  Partial Invalidity
  Governing Law and Disputes

SHARE TRANSFER AGREEMENT

This share transfer agreement (this "Agreement") is entered into on 13 December 2005

BETWEEN:

  Autoliv, Inc., a company duly incorporated and organised under the laws of Delaware, having its registered address at P.O. Box 70381, SE-107 24 Stockholm, Sweden (the "Seller"); and
  Autoliv Holding AB, corporate registration no. 556687-7345, a company duly incorporated and organised under the laws of Sweden, having its registered address at P.O. Box 70381, SE-107 24 Stockholm, Sweden (the "Buyer").

  Background

  1.1 The Buyer has a share capital of SEK one hundred thousand (100,000) divided into one thousand (1,000) shares with a nominal value of SEK one hundred (100) each. The only liability of the Buyer is the aforementioned share capital and the only asset of the Buyer is bank deposited cash in the amount of SEK one hundred thousand (100,000).

  1.2 Autoliv AB, corporate registration no. 556036-1981, is a company duly incorporated and organised under the laws of Sweden, having its registered address at P.O. Box 70381, SE-107 24 Stockholm, Sweden (the "Company"), has a share capital of SEK five hundred fifty million (550,000,000) divided into fifty five million (55,000,000) shares with a nominal value of SEK ten (10) each (the "Shares").

  1.3 The Seller owns all of the outstanding shares in the Buyer as well as all of the outstanding shares in the Company.

  1.4 The Seller agrees to sell and the Buyer agrees to purchase the Shares on the terms and conditions set out in this Agreement.

  Definitions

  In this Agreement, the following definitions are used:

  "Agreement" means this share transfer agreement;

  "Business Day" means a day when banks are open for general banking business in Sweden and in New York;

  "Buyer" means Autoliv Holding AB, corporate registration no. 556687-7345;

  "Cash Shares" means seven million nine hundred and fourteen thousand five hundred (7,914,500) shares in the Company, each such share having a nominal value of SEK ten (10), corresponding to 14.39 per cent of the Shares;

  "Company" means Autoliv AB, corporate registration no. 556036-1981;

  "Consideration Cash" means a cash amount of USD five hundred and eighteen million (518,000,000), constituting consideration for the Cash Shares;

  "Consideration Shares" means four hundred and ninety-nine thousand (499,000) newly issued shares in the Buyer, each such share having a nominal value of SEK one hundred (100), constituting consideration for the Contribution Shares;

  "Contribution Shares" means forty-seven million eighty-five thousand five hundred (47,085,500) shares in the Company, each such share having a nominal value of SEK ten (10), corresponding to 85.61 per cent of the Shares;

  "Facilities Agreement" means to the U.S.$1,100,000,000 Facilities Agreement dated 7 November 2005 between inter alia, on the one side, Autoliv, Inc., Autoliv ASP, Inc. and Autoliv AB and, on the other side (as so-called Bookrunners), HSBC Bank Plc, J.P. Morgan Plc, SEB Merchant Banking, Skandinaviska Enskilda Banken AB and SG Corporate & Investment Banking;

  "First Closing" means the completion of the transaction contemplated by this Agreement, as such transaction relates to the sale and purchase of the Contribution Shares;

  "First Closing EGM" means the extraordinary shareholders' meeting in the Buyer to be held on the First Closing Date;

  "First Closing Date" means either (i) 13 December 2005 or (ii) such other date as the Parties may agree on in writing;

  "Party" means the Seller or the Buyer, and "Parties" means the Seller and the Buyer, collectively;

  "Second Closing" means the completion of the transaction contemplated by this Agreement, as such transaction relates to the sale and purchase of the Cash Shares;

  "Second Closing Date" means either (i) 16 December 2005 or (ii) such other date as the Parties may agree on in writing;

  "SEK" means the currency Swedish kronor;

  "Seller" means Autoliv, Inc., a company duly incorporated and organised under the laws of Delaware, having its registered address at P.O. Box 70381, SE-107 24 Stockholm, Sweden;,

  "Shares" means fifty-five million (55,000,000) shares in the Company, each such share having a nominal value of SEK ten (10); and

  "USD" means the currency United States Dollars.

  Sale and Purchase

  3.1 Upon the terms and subject to the conditions set out in this Agreement, the Seller agrees to sell and the Buyer agrees to purchase the Shares, together with all rights attached to them.

  3.2 The Contribution Shares and the Cash Shares shall be transferred to the Buyer on and as of the First Closing Date and the Second Closing Date, respectively, free and clear from any mortgage, charge, pledge, lien, option or other security interest or restriction of any kind.

  Consideration

  4.1 The Consideration

  4.1.1 The consideration for the Contribution Shares shall be the Consideration Shares.

  4.1.2 The consideration for the Cash Shares shall be the Consideration Cash.

  4.2 Payment of the Consideration

  4.2.1 The Consideration Shares shall be issued and delivered by the Buyer to the Seller on the First Closing Date as further set out in Section 6 hereof.

  4.2.2 The Consideration Cash shall be paid by the Buyer to the Seller on the Second Closing Date as further set out in Section 6 hereof.

  Conditions Precedent

  5.1 Conditions Precedent to Buyer's Obligations

  The obligations of the Buyer to complete the transaction contemplated by this Agreement shall be subject to:
    the approval of the board of directors of the Buyer;
    the approval of this Agreement by the shareholders' meeting in the Buyer;
    the Buyer having obtained financing, on terms and conditions acceptable to the Buyer, for the transaction contemplated under this Agreement;

  5.2 Conditions Precedent to Seller's Obligations

  The obligations of the Seller to complete the transaction contemplated by this Agreement shall be subject to the approval of the board of directors of the Seller.

  5.3 Non-fulfilment

  5.3.1 In the event that the conditions set out in Section 5.1 (a) - (c) above has not been fulfilled on or before 31 December 2005, the Buyer shall be entitled, at its sole discretion, to terminate this Agreement forthwith in writing, and the Seller shall not be entitled to any compensation of any kind due to such termination.

  5.3.2 In the event that the condition set out in Section 5.2 above has not been fulfilled on or before 31 December 2005, the Seller shall be entitled, at its sole discretion, to terminate this Agreement forthwith in writing, and the Buyer shall not be entitled to any compensation of any kind due to such termination.

  Closing

  6.1 First Closing shall take place at the offices of the Seller at Klarabergsviadukten 70 E, Stockholm, Sweden, at 09.00 a.m. (Stockholm time) on the First Closing Date.

  6.2 At First Closing, and in the order set out below,:
    the board of directors of the Buyer shall (i) render a report pursuant to Chapter 2 Section 9a of the Swedish Companies Act regarding the purchase of the Cash Shares under this Agreement, (ii) resolve to authorise and approve that the Buyer shall borrow an amount in SEK under the Facilities Agreement corresponding to USD 518,000,000 to finance the payment of the Consideration Cash, (iii) render a report pursuant to Chapter 4 Section 6 of the Swedish Companies Act regarding the issuance by the Buyer of the Consideration Shares against payment in kind in the form of the Contribution Shares, and (iv) resolve to appoint the authorised public accountant Hans Zahlander to render a statement pursuant to Chapter 4 Section 6 of the Swedish Companies Act regarding the above-mentioned board report;
    the authorised public accountant Hans Zahlander shall render a statement pursuant to Chapter 4 Section 6 of the Swedish Companies Act regarding the report by the board of directors of the Buyer referred to in Section 6.2 (a) above;
    the Seller, being the sole shareholder in the Buyer, shall hold an extraordinary shareholders' meeting in the Buyer (the "First Closing EGM");
    the Seller shall cause the First Closing EGM to resolve to (i) amend the articles of association of the Buyer as necessary to issue the Consideration Shares and (ii) issue the Consideration Shares;
    the Seller shall subscribe for the Consideration Shares in the minutes of the First Closing EGM and shall cause the First Closing EGM to resolve to allot the Consideration Shares to the Seller;
    the Seller shall (i) transfer the Contribution Shares to the Buyer, (ii) deliver to the Buyer the share certificates representing the Contribution Shares, if any, duly endorsed to the Buyer together with any pertaining dividend coupons, if any, and (ii) deliver to the Buyer the Company's shareholder register, evidencing that the Buyer has been duly entered as the holder of the Contribution Shares;
    the Buyer shall deliver to the Seller the Buyer's shareholder register, evidencing that the Seller has been duly entered as the holder of the Consideration Shares; and
    the authorised public accountant Hans Zahlander, or another authorised public accountant, shall render a statement pursuant to Chapter 4 Section 12 of the Swedish Companies Act in respect of, inter alia, the completed transfer of the Consideration Shares to the Buyer.

  6.3 Second Closing shall take place at the offices of the Seller at Klarabergsviadukten 70 E, Stockholm, Sweden, at 09.00 a.m. (Stockholm time) on the Second Closing Date.

  6.4 At Second Closing, and in the order set out below,:
    the Buyer shall pay the Consideration Cash in immediately available funds to the Seller's account with Skandinaviska Enskilda Banken AB, Stockholm, SWIFT Code: ESSESESS, account no. SE05 5000 0000 0555 48237748 or to such other account as the Seller shall designate in writing at least three (3) Business Days prior to the Second Closing Date;
    the Seller shall (i) transfer the Cash Shares to the Buyer, (ii) deliver to the Buyer the share certificates representing the Cash Shares, if any, duly endorsed to the Buyer together with any pertaining dividend coupons, if any, and (ii) deliver to the Buyer the Company's shareholder register, evidencing that the Buyer has been duly entered as the holder of the Cash Shares;
    the authorised public accountant Hans Zahlander, or another authorised public accountant, shall render a statement pursuant to Chapter 2 Section 9a of the Swedish Companies Act regarding the report by the board of directors of the Buyer referred to in Section 6.2 (a) above; and
    the Seller, being the sole shareholder in the Buyer, shall hold an extraordinary shareholders' meeting in the Buyer and the Seller shall cause such shareholders' meeting to resolve to approve this Agreement.

  Costs

  Each Party shall pay its own costs and expenses in connection with the preparation and completion of the transaction contemplated by this Agreement.

  Entire Agreement

  This Agreement represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements relating to the subject matter hereof.

  Amendments and Waivers

  This Agreement may only be amended by an instrument in writing duly executed by the Parties. No change, termination, modification or waiver of any provision, term or condition of this Agreement shall be binding on the Parties, unless it is made in writing.

  Notices

  10.1 All notices, requests, demands, approvals, waivers and other communications required or permitted under this Agreement must be in writing in the English language and shall be deemed to have been received by a Party when:
    delivered by post, unless actually received earlier, on the third Business Day after posting, if posted within Sweden, or the fifth Business Day, if posted to or from a place outside Sweden;
    delivered by hand, on the day of delivery;
    delivered by fax, on the day of dispatch if supported by a written confirmation from the sender's fax machine that the message has been properly transmitted.

  10.2 All such notices and communications shall be addressed as set out below or to such other addresses as may be given by written notice in accordance with this Section.

  If to the Seller:
  Autoliv, Inc.
  Attention: CEO (with a copy to General Counsel)
  P.O. Box 70381
  SE-107 24 Stockholm
  Sweden
  Fax No. +46 8 587 206 33

  If to the Buyer
  Autoliv Holding AB
  Attention: Managing Director (with a copy to General Counsel)
  P.O. Box 70381
  SE-107 24 Stockholm
  Sweden
  Fax No. +46 8 587 206 33

  10.3 For the purposes of this Agreement, "writing" or "written" shall include faxes but not e-mails.

  Assignments

  No Party may assign, delegate, sub-contract, or otherwise transfer or pledge or grant any other security interest in or over any of its rights or obligations under this Agreement without the prior written consent of the other Party.

  Partial Invalidity

  If any provision of this Agreement or the application of it shall be declared or deemed void, invalid or unenforceable in whole or in part for any reason, the Parties shall amend this Agreement as shall be necessary to give effect to the spirit of this Agreement as far as possible. If the Parties fail to amend this Agreement, the provision, which is void, invalid or unenforceable, shall be deleted and the remaining provisions of this Agreement shall continue in full force and effect.

  Governing Law and Disputes

  13.1 This Agreement shall be governed by and construed in accordance with the laws of Sweden.

  13.2 Any dispute, controversy or claim arising out of, or in connection with, this Agreement, or the breach, termination or invalidity of the Agreement, shall be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce.

  13.3 The place of arbitration shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be Swedish. The arbitral tribunal shall be composed of three (3) arbitrators.

  13.4 The Parties undertake and agree that all arbitral proceedings conducted with reference to this arbitration clause will be kept strictly confidential. This confidentiality undertaking shall cover all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Information covered by this confidentiality undertaking may not, in any form, be disclosed to a third party without the written consent of the other Party. Notwithstanding the above, a Party shall not be prevented from disclosing such information in order to safeguard in the best possible way his rights in connection with the dispute, or if obligated to do so pursuant to statute, regulation, a decision by an authority, a stock exchange agreement or similar.

  13.5 In case this Agreement or any part of it is assigned or transferred to a third party, such third party shall automatically be bound by the provisions of this arbitration clause.

  ____________________

  This Agreement has been duly executed in two (2) original copies, of which each of the Parties has taken one (1) copy.

  Stockholm, 13 December 2005

  AUTOLIV, INC.

  ___________________________
  Name:

  ___________________________
  Name:

  AUTOLIV HOLDING AB

  ___________________________
  Name:

  ___________________________
  Name: